EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Sinclair
Broadcast Group, Inc. (the "Company") of our report dated March 22, 1996 relating to the financial statements of Cincinnati TV 64 Limited Partnership, which appears in the Company's Form 8-K dated May 9, 1996 (filed May 17, 1996). We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Price Waterhouse LLP
---------------------
Price Waterhouse LLP



Boston, Massachusetts
August 27, 1997